Exhibit 5

             [Form of Amendment No. 2 to Rights Agreement]

         This Amendment No. 2, dated December    , 1997, amends and
supplements the Rights Agreement, dated as of December 8, 1987, as amended (the "Rights Agreement"), between SALANT CORPORATION, a Delaware corporation (the "Company"), THE CHASE MANHATTAN BANK, N.A., a national banking association. All terms used herein, unless otherwise defined, shall have the same meanings herein as set forth in Rights Agreement.

                         W I T N E S S E T H:

         WHEREAS, the Company has determined in accordance with
Section 26 of the Rights Agreement that it is desirable to amend certain provisions of the Rights Agreement as described herein.

         NOW THEREFORE, the parties hereby agree as follows:

         1. Clause (a) of Section 7 is hereby amended to delete the date "December 23, 1997" where it appears in such paragraph and insert in its place the date "December 23, 2002."

         2. Exhibit B to the Rights Agreement is hereby amended and restated to read in its entirety as set forth in Attachment 1 hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Rights Agreement to be duly executed, all as of the day and year first above written.

                         SALANT CORPORATION

                         By:      -------------------------------
                                  Name:
                                  Title:



                         MELLON SECURITIES TRUST COMPANY

                         By:      -------------------------------
                                  Name:
                                  Title:
                                                                  Attachment 1

                      [Form of Right Certificate]

Certificate No. W-                                                      Rights
                                                                 ------

            NOT EXERCISABLE AFTER DECEMBER 23, 2002 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $.03 PER RIGHT ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID. [THE BENEFICIAL OWNER OF THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE IS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.](FN*)

                           Right Certificate

                          SALANT CORPORATION

            This certifies that                                ,
or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of December 8, 1987 (the "Rights Agreement") between Salant Corporation, a Delaware corporation ("Company"), and The Chase Manhattan Bank, N.A., a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on December 23, 1997 at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one one-hundredth (1/100) of a fully paid nonassessable share of the Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company at a purchase price of $30 as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

--------
[FN]
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.


            As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

            This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

            This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option or under certain other circumstances at a redemption price of $.03 per Right.

            No fractional shares of Preferred Stock (other than fractions which are integral multiples of one-hundredth of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof a cash payment may be made, as provided in the Rights Agreement. As provided in the Rights Agreement, fractions of shares of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts.

            No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


            WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________, 19__.

ATTEST:                                 SALANT CORPORATION

                                        By:
-------------------------------            -----------------------------
          Secretary                        Title:

Countersigned:

[RIGHTS AGENT]

By
     ---------------------------
     Authorized Signature


              [Form of Reverse Side of Right Certificate]

                          FORM OF ASSIGNMENT

        (To be executed by the registered holder if such holder desires to transfer the Right Certificates.)

            FOR VALUE RECEIVED
                              ----------------------------------------------
hereby sells, assigns and transfers unto
                                         -----------------------------------

----------------------------------------------------------------------------
                 (Please print name and address of transferee)

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Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________ 19__

                                          -----------------------------
                                          Signature

Signature Guaranteed:

                                NOTICE
                                ------

            The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alternation or enlargement or any change whatsoever.


                     FORM OF ELECTION TO PURCHASE
                     ----------------------------

            (To be executed if registered holder desires to
                   exercise the Right Certificate.)

To SALANT CORPORATION:

            The undersigned hereby irrevocably elects to exercise
                Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the name:

Please insert social security
or other identifying number

----------------------------------------------------------------------
                    (Please print name and address)

----------------------------------------------------------------------
If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

----------------------------------------------------------------------
                    (Please print name and address)

----------------------------------------------------------------------


Dated  ______________, 19__

                                          ----------------------------
                                          Signature
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of this Right
                                          Certificate)

Signature Guaranteed: